INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Form SB-1 Registration Statement and Prospectus of Hudson's Grill International, Inc. ("The Company") of our report dated March 19, 1999 accompanying the financial statements of The Company contained in such Registration Statement and Prospectus.

Hein + Associates LLP
Certified Public Accountants

January 11, 2000
Dallas, Texas

FISCHER & SANGER
ATTORNEYS AND COUNSELORS
SUITE 1204
5956 SHERRY LANE
DALLAS, TEXAS 75225
TELEPHONE 214/361-7301
TELECOPIER 214/361-7842
ROBERT WM. FISCHER

January 14, 2000

Hudson's Grill International, Inc.
16970 Dallas Parkway, Suite 402
Dallas, Texas 75248

Re: Consent to Use of Name

Dear Hudson's Grill International, Inc.:

We consent to the use of our name in the prospectus and the registration statement relating to the registration of 6,656,986 shares of your stock currently held by Hudson's Grill of America, Inc. ("HGA"), and planned for distribution as public stock to the shareholders of HGA.

Sincerely,
Fischer & Sanger

Robert W. Fischer

RWF:hs

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